POWER OF ATTORNEY

This statement confirms that I have authorized and designated James L. Chosy,

John W. Geelan, and Melissa D. Richason, and each of them, as my attorney-in-

fact to execute and file on my behalf all Forms 3 (Initial Statement of

Beneficial Ownership of Securities), Forms 4 (Statement of Changes in

Beneficial Ownership of Securities) and Forms 5 (Annual Statement of Changes

in Beneficial Ownership), including any and all amendments thereto, that I may be required to file with the Securities and Exchange Commission as a result of my ownership of or transactions in securities of Piper Jaffray

Companies.  This power of attorney shall continue in effect until I am no longer required to file Forms 4 and 5 with regard to my ownership of or transactions in securities of Piper Jaffray Companies, unless I earlier revoke this power of attorney in a writing delivered to the above-named attorneys-in-fact.  I acknowledge that the above-named attorneys-in-fact are not assuming any of my responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

Dated:  December 30, 2008

 Signature

/s/ Martin Bradley Winges